UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2015

BLACKBAUD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50600	11-2617163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Daniel Island Drive, Charleston, South Carolina		29492
(Address of Principal Executive Offices)		(Zip Code)

(843) 216-6200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December  9, 2015, Blackbaud, Inc. (the “Company”) entered into an Amended and Restated Employment and Noncompetition Agreement with Michael P. Gianoni (the “Agreement ”) under which Mr. Gianoni will continue to serve as the President and Chief Executive Officer and a member of the Board of Directors of the Company (the “ Board ”). The following is a summary of the principal terms of the Agreement, which amends and restates the employment agreement dated November 9, 2013 between Mr. Gianoni and the Company:

•	The initial term of the Agreement expires on December 31, 2019 and is renewable thereafter by mutual agreement of Mr. Gianoni and the Company for one-year terms.

•	Mr. Gianoni’s base salary will be $700,000 per year, subject to annual increases.

•

As soon as administratively practicable in December 2015, Mr. Gianoni will receive a restricted stock grant of the Company’s common stock valued at $5 million (the “Retention Grant”). The Retention Grant will vest in full on December 31, 2019 and is contingent upon his continued employment.

•

For 2016 and each year thereafter during the term of the Agreement, Mr. Gianoni is eligible to receive an annual cash performance bonus targeted at 100% of his then current base salary, dependent upon the achievement of performance goals pre-established by the Board (or a Board committee) in its discretion. Amounts could be greater than the target amount for performance in excess of the pre-established performance goals or less than the target amount based on actual results and the review of Mr. Gianoni’s performance. However, in no event will the actual annual performance bonus be more than two times the target.

•

For 2016 and each year thereafter during the term of the Agreement, the Company may award Mr. Gianoni an annual equity-based award with a target value of $3 to $4 million and a value ranging from zero to 250% of the target. The grant will be in a form determined by the Board (or applicable committee), including the actual value thereof. The Board (or applicable committee) will consider Mr. Gianoni’s performance when setting the actual value of the award. In addition, up to 70% of the annual equity-based grant will also be contingent upon Company performance with respect to the achievement of pre-established performance goals. One-fourth of the award will vest on each of the first, second, third and fourth anniversaries of the grant date (or such shorter vesting schedule as may be provided by the Board or applicable committee). Vesting is contingent upon Mr. Gianoni’s continued employment.

•

Mr. Gianoni is eligible for the following additional compensation and benefits on the same basis as other senior executives of the Company: all employee benefit plans and fringe benefits; reasonable periods of paid time off and paid holidays; reimbursement for all out-of-pocket expenses reasonably incurred in the performance of his duties; and health, life and short- and long-term disability insurance (provided that the short- and long-term disability insurance coverage is for an amount not less than 60% of Mr. Gianoni’s base salary).

•	The Agreement requires the Board to nominate Mr. Gianoni to be a member of the Board, with his election to the Board subject to stockholder vote.

•

Upon termination of employment by the Company for cause, Mr. Gianoni will be entitled to payment of his accrued but unpaid base salary through the termination date, any unreimbursed expenses through the termination date and payment of other amounts and benefits, if any, to which he is entitled under applicable benefit plans (collectively, the “ Accrued Compensation ”). Mr. Gianoni will cease to be entitled to any other compensation or benefits under the Agreement.

•

Upon termination of employment by the Company without cause or by Mr. Gianoni with good reason (as defined in the Agreement), Mr. Gianoni will be entitled to: the Accrued Compensation; payment of his base salary for a period of 24 months; a lump sum payment based on the average cash bonus he received for the two calendar years (or such lesser number of years for which he was employed by the Company) prior to the calendar year in which termination occurs, pro-rated based upon his period of employment during the year of termination; accelerated vesting by 12 months of all of his then-unvested time-based equity awards (not including the Retention Grant); and full vesting of the Retention Grant. In addition, following certification of performance objectives, Mr. Gianoni will be entitled to vesting of any then-unvested performance-based equity awards to the extent that such awards would have vested if he had continued employment with the Company until the date on which the Board (or applicable committee) determines the level of achievement of the applicable performance goals, but only if the performance period for such equity awards ends within 12 months of Mr. Gianoni’s termination date. Mr. Gianoni will cease to be entitled to any other compensation or benefits under the Agreement.

•

If Mr. Gianoni resigns without good reason or fails to renew the Agreement, Mr. Gianoni will be entitled to: the Accrued Compensation, payment of any awarded but unpaid bonus compensation for prior calendar years and the opportunity to exercise any vested equity awards pursuant to the terms of the applicable award agreements. Mr. Gianoni will cease to be entitled to any other compensation or benefits under the Agreement.

•

If the Company fails to renew the Agreement, Mr. Gianoni will be entitled to: the Accrued Compensation; continued payment of Mr. Gianoni’s then-current base salary for a period of 12 months after the termination date; payment of any awarded but unpaid bonus compensation for prior calendar years; the immediate vesting of the initial restricted stock grant described above; and the opportunity to exercise any vested equity awards pursuant to the terms of the applicable award agreements. Mr. Gianoni will cease to be entitled to any other compensation or benefits under the Agreement.

•

If Mr. Gianoni dies or becomes disabled (as defined in the Agreement), Mr. Gianoni will be entitled to: the Accrued Compensation; payment of any awarded but unpaid bonus compensation for prior calendar years; a lump sum payment based on the average cash bonus he received for the two calendar years (or such lesser number of years for which he was employed by the Company) prior to the calendar year in which termination occurs, pro-rated based upon his period of employment during the year of termination; the opportunity to exercise any vested equity awards pursuant to the terms of the applicable award agreements; and the Retention Grant which will be fully vested. Mr. Gianoni will cease to be entitled to any other compensation or benefits under the Agreement.

•

If Mr. Gianoni is terminated by the Company without cause, if Mr. Gianoni resigns with good reason or if the Company fails to renew the Agreement, all within twelve months after a change in control of the Company (as defined in the Agreement), or if the Company fails to renew the Agreement during discussions that ultimately lead to a change in control of the Company, Mr. Gianoni will be entitled to: the Accrued Compensation; payment of his base salary for a period of 24 months; payment of any awarded but unpaid bonus compensation for prior calendar years; a lump sum payment based on the average cash bonus he received for the two calendar years (or such lesser number of years for which he was employed by the Company) prior to the calendar year in which termination occurs, pro-rated based upon his period of employment during the year of termination; the immediate vesting of all of his unvested time-based equity awards and the Retention Grant; and 12 months accelerated vesting based on the achievement of applicable performance goals as of the termination date (or if calculation of the achievement of the applicable performance goals is not possible, then based on an assumed achievement of the performance goals at target). Mr. Gianoni will cease to be entitled to any other compensation or benefits under the Agreement.

•

If the payments and benefits that may be due to Mr. Gianoni in connection with a change in control of the Company would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then such payments and benefits will be reduced to the extent the reduction provides Mr. Gianoni with a greater after-tax amount than if the payments and benefits had not been reduced (including with application of the excise tax).

•	Mr. Gianoni agreed to non-compete and non-solicitation covenants during the course of employment and for one year following termination of his employment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Blackbaud, Inc. dated December 14, 2015 Announcing Amendment to Michael P. Gianoni’s Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.
(Registrant)

Date: December 14, 2015	By:	/s/ Anthony W. Boor
Anthony W. Boor Executive Vice President and Chief Financial Officer